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Bryan Cave, LLP                       Thomas W. Van Dyke             Exhibit 5.1
One Kansas City Plaza                 Partner
1200 Main, Suite 3300                 Voice:  (913) 338-7701
Kansas City, Missouri 64105           twvandyke@bryancave.com
(816) 374-3200


January 2, 2003

Concorde Career Colleges, Inc.
5800 Fox Ridge, Suite 500
Mission, Kansas  66202
Gentlemen:

We are acting as counsel for Concorde Career Colleges, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 883,090 shares of the Company's common stock, $.10 par value per share.

In connection herewith, we have examined and relied without independent investigation as to the matters of fact upon copies certified to our satisfaction of (i) the Registration Statement, (ii) the Company's Restated Certificate of Incorporation and the Amended and Restated Bylaws, (iii) copies of certain resolutions of the Company's Board of Directors, represented to us as having been duly approved, and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, it is our opinion that the 1,133,090 shares of common stock of the Company covered by the Registration Statement, when issued upon the Conversion Date (as that term is defined in that certain Conversion and Exchange Agreement, dated November 25, 2002, by and among the Company and the parties thereto, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Opinion" and further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent we hereby disclaim that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                         Very truly yours,

                                         /s/BRYAN CAVE, LLP
                                         BRYAN CAVE LLP